KeyCorp Third Quarter 2016 Earnings Review October 25, 2016 Beth E. Mooney Chairman and Chief Executive Officer Don Kimble Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in KeyCorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the First Niagara business or fully realizing cost savings and other benefits; business disruption following the First Niagara merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of KeyCorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” “cash efficiency ratio,” and certain financial measures excluding merger-related expenses. Management believes these measures may assist investors, analysts and regulators in analyzing Key’s financials. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation, page 99 of our Form 10-Q dated June 30, 2016, and our third quarter 2016 earnings release. 2 Key’s 3Q16 results reflect the impact of the First Niagara (FNFG) acquisition, which became effective on August 1, 2016.

Successful closing and conversion of First Niagara 3 3Q16: Significant Progress, Momentum and Commitment Strong momentum: Key and First Niagara I II Achieving financial targets III

4 3Q16: Strong Momentum Key (excluding First Niagara) Core business momentum drives results Loans and Deposits Revenue and Expense  Generated positive operating leverage ‒ 9 of the past 11 quarters  Total revenue grew 6% from 3Q15  Net interest income up 4% compared to prior year  Noninterest income increased 8% from 3Q15 ‒ Record quarter for investment banking and debt placement fees ($156 MM in 3Q16) ‒ Cards and payments: double-digit YoY growth, reflecting continued investments  Expenses well-managed; reflect growth from performance-based compensation  Average loans up 5% in 3Q16 from prior year, driven by CF&A up 11% ‒ 18 of the past 20 quarters: double-digit CF&A growth (YoY)  Average deposits grew 9% in 3Q16 from prior year First Niagara: Performance since acquisition announcement has exceeded initial projections

First Niagara: Significant Progress 5 Successful closing and conversion; focused on execution Closed transaction  Completed branch divestitures  Completed client and systems conversion  August 1, 2016 September 9, 2016 October 11, 2016 Received all required approvals  Conducted cultural and leadership integration sessions  Performed high value client outreach; delivery of tailored welcome packages

6 First Niagara Conversion Highly coordinated efforts drove successful conversion  Created leading market share in Upstate New York  Transitioned 1 million new clients  Converted >300 branches  Consolidated 70 former FNFG branches ‒ Additional 36 KEY consolidations planned for 4Q16  Added >400 ATMs to network  Successfully executed by KEY and First Niagara team members ‒ Increased contact center staffing: 40% ‒ Utilized >1,000 “branch buddies”

First Niagara: Executing on Targets

Acquisition Drives Value → *Attractive Financial Returns* | *Significant Revenue Opportunities* | *Complementary Business Model* | *More Balanced Franchise*

Continued Confidence in Value Attainment and Financial Targets

- **Cost savings of $400 MM**
- **Cash efficiency improves ~300 bps**
- **ROTCE ~200 bps higher**
- **IRR of ~15%; ROIC >10%**
- **EPS accretion of ~5%**

Value attainment and financial targets based upon full realization of cost savings (FY 2018); no revenue synergies assumed

Executing on Cost Savings of $400 MM



Other: ~15%
Technology & Third Party Vendors: ~40%
Branch Consolidation: ~15%
Corporate Functions & Related Occupancy: ~30%

Incremental opportunity from approximately $300 MM in revenue synergies

7

8 Financial Review

Financial Highlights

3Q16 results reflect the impact of the FNFG acquisition, which became effective on 8/1/2016

	Metrics	3Q16	2Q16	1Q16	4Q15	3Q15
Financial Performance [(a)]	EPS – assuming dilution	$ .16	$ .23	$ .22	$ .27	$ .26
	EPS –excl. merger-related charges [(e), (f)]	.30	.27	.24	.27	
	Cash efficiency ratio [(e)]	80.0 %	69.0 %	66.6 %	66.4 %	66.9 %
	Cash efficiency –excl. merger-related charges [(e), (f)]	64.9	64.8	64.3	65.8	
	Return on average total assets	.55	.82	.80	.97	.95
	ROAA –excl. merger-related charges [(e), (f)]	.98	.94	.86	.99	
Balance Sheet Growth [(a), (b)]	Total loans and leases	31 %	5 %	5 %	5 %	6 %
	CF&A loans	23	12	12	14	15
	Deposits (excl. foreign deposits)	36	5	4	3	3
Capital [(c)]	Common Equity Tier 1 [(d), (e)]	9.6 %	11.1 %	11.1 %	10.9 %	10.5 %
	Tier 1 risk-based capital [(d)]	10.5	11.4	11.4	11.4	10.9
	Tangible common equity to tangible assets [(e)]	8.3	10.0	10.0	10.0	9.9
Asset Quality [(a)]	NCOs to average loans	.23 %	.28 %	.31 %	.25 %	.27 %
	NPLs to EOP portfolio loans [(g)]	.85	1.00	1.12	.65	.67
	Allowance for loan losses to EOP loans	1.01	1.38	1.37	1.33	1.31

TE = Taxable equivalent; EOP = End of Period

(a) From continuing operations
(b) Year-over-year average balance growth
(c) From consolidated operations
(d) 9-30-16 ratios are estimated
(e) Non-GAAP measure: see Appendix for reconciliation
(f) Merger-related charges detail available in Appendix, on slide 20
(g) Nonperforming loan balances exclude $959 million, $11 million, $11 million, $11 million, and $12 million of purchased credit impaired loans at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, and September 30, 2015, respectively.

9

$0 $20 $40 $60 $80 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 3Q16 $10 $18 $26 $34 $42 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 10 Loans $ in billions Average Commercial, Financial & Agricultural Loans Total Average Loans ConsumerCommercial $ in billions vs. Prior Year Highlights  Average loans up 31% (up 5% excl. FNFG) from 3Q15 – Growth primarily reflects FNFG acquisition – CF&A growth of 11% excluding FNFG driven by broad-based growth across commercial lines of business – Consumer loans, excluding the impact of the FNFG acquisition, reflect home equity paydowns FNFG Total average loans up 5%, excl. FNFG  Loan growth showed continued momentum  3Q16 impact to average loans from the FNFG portfolio: $15 B (increase of $23 B on a period-end basis)  Estimated fair value adjustment on acquired FNFG loan portfolio at 8/1/16: 2.8%, or $686 MM  Branch divestitures on 9/9/16 resulted in a reduction of $439 MM in loansKEY only KEY + FNFG $78 $62$59 $30 $37 Excl. FNFG: + 11%

 Average deposit balances up 28% from 2Q16 (up 3% excl. FNFG), reflecting: – FNFG acquisition – Higher escrow deposits from commercial mortgage servicing – Core retail deposit growth – Inflows from commercial clients $29.9 $51.3 $4.5 $9.2 $70 .15% .20% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% $25 $35 $45 $55 $65 $75 $85 $95 $105 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 11 3Q16 Average Deposit Mix  Average deposit growth of 36% from 3Q15 (up 9% excl. FNFG) related to: – FNFG acquisition – Core retail deposit growth – Escrow deposit growth from commercial mortgage servicing Average Deposits (a) (a) Excludes deposits in foreign office Cost of total deposits (a) CDs and other time deposits Savings Noninterest-bearing NOW and MMDA Total average deposits (a) Highlights Deposits $ in billions $ in billions vs. Prior Year vs. Prior Quarter FNFG  Relationship deposits continue to grow  3Q16 impact to average deposits from the FNFG portfolio: $19 B (increase of $27 B on a period-end basis)  Branch divestitures on 9/9/16 resulted in a reduction of $1.6 B in deposits $95 Up 9% excl. FNFG

$19.4 $29.5 19% 22% 0% 25% 50% 75% 100% $- $10 $20 $30 $40 6/30/2016 9/30/2016 12 Average Total Investment Securities Highlights Average AFS securities Investment Portfolio  Portfolio composed primarily of GNMA and GSE- backed MBS and CMOs  Continue to position portfolio for regulatory liquidity requirements: – Reinvesting cash flows into High Quality Liquid Assets, including GNMA securities (44% of 3Q16 ending balances)  Securities cash flows of $1.7 billion in 3Q16 and $1.2 billion in 2Q16  Average portfolio life at 9/30/16 of 3.7 years (3.6 years at 6/30/16)Total Investment Securities (Period-end) (a) Yield is calculated on the basis of amortized cost Average yield (a) Average HTM securities 2.07% 1.94% .00% 1.00% 2.00% 3.00% 4.00% 5.00% $0.0 $10.0 $20.0 $30.0 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 $19.2 $24.2 $ in billions $ in billions First Niagara Portfolio Sales  Completed sales and repositioning of First Niagara portfolio ‒ Included CLOs, high yield and investment grade corporate bonds, non-agency CMBS, ABS and municipal bonds ‒ Proceeds used to pay down FHLB advances Investment securities (period-end) % of total assets

$156 2.87% 2.85% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% ($50) $150 $350 $550 $750 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 NIM Change vs. Prior Quarter: 2Q16: 2.76% Purchase accounting accretion .06 All other .03 Total change .09 3Q16: 2.85%  Net interest income up $183 MM, or 30%, from 2Q16 (up 2% excl. FNFG (a)) – Largely driven by the FNFG acquisition and impact of purchase accounting – Higher earning asset balances also contributed to growth 13TE = Taxable equivalent Net interest income (TE), excl. PAA NIM (TE)  FNFG contributed $175 MM to 3Q16 net interest income, including $19 MM from purchase accounting accretion  Reported results include $6 MM of merger- related charges  Maintained moderate asset sensitivity  Net interest income up $190 MM, or 32%, from 3Q15 (up 4% excl. FNFG (a)) – Largely driven by the FNFG acquisition and impact of purchase accounting – Higher earning asset balances also contributed to increase Net Interest Income and Margin Net Interest Income & Net Interest Margin Trend (TE) Highlights $ in millions; continuing operations vs. Prior Year vs. Prior Quarter Purchase accounting accretion (PAA) $598 $788 FNFG $19 MM from PAA (a) Calculation excludes FNFG contribution to net interest income (including purchase accounting accretion) and merger-related charges of $6 MM Up 4% excl. FNFG, PAA and merger- related charges Merger-related charges

Noninterest Income

Noninterest Income

$ in millions *Up / (Down)*	3Q16	vs. 3Q15	vs. 2Q16
Trust and investment services income	$ 122	$ 14	$ 12
Investment banking and debt placement fees	156	47	58
Service charges on deposit accounts	85	17	17
Operating lease income and other leasing gains	6	(9)	(12)
Corporate services income	51	(6)	(2)
Cards and payments income	66	19	14
Corporate-owned life insurance	29	(1)	1
Consumer mortgage income	6	3	3
Mortgage servicing fees	15	4	5
Net gains (losses) from principal investing	5	(6)	(6)
Other income	8	(3)	(14)
Total noninterest income	**$ 549**	**$ 79**	**$ 76**

Merger-related charges [(a)]	(12)	(12)	(12)
Impact of First Niagara	53	53	53
Total noninterest income, excluding merger-related charges [(b)] and First Niagara	**$ 508**	**$ 38**	**$ 35**

Highlights

- **Record quarter for investment banking and debt placement fees**
  - **Reflects relationship revenue; strength in commercial mortgage banking, equity capital markets, and M&A advisory fees**
- **3Q16 noninterest income included $53 MM from FNFG, primarily in: service charges on deposit accounts, trust and investment services, and cards and payments**
- **Noninterest income also included $12 MM of merger-related charges, including losses from investment portfolio repositioning**

vs. Prior Year

- **Noninterest income up 17% from 3Q15 (up 8% excl. FNFG and merger-related charges)**
  - **Record quarter for investment banking and debt placement fees**
  - **Impact from the FNFG acquisition**

vs. Prior Quarter

- **Noninterest income up 16% from 2Q16 (up 7% excl. FNFG and merger-related charges)**
  - **Record quarter for investment banking and debt placement fees**
  - **Impact from the FNFG acquisition**

(a) Merger-related charges detail provided on slide 20
(b) Non-GAAP measure: see slides 27-28 for reconciliation

14

$ in millions Up / (Down) 3Q16 vs. 3Q15 vs. 2Q16 Personnel $ 594 $ 168 $ 167 Net occupancy 73 13 14 Computer processing 70 29 25 Business services, professional fees 76 36 36 Equipment 26 4 5 Operating lease expense 15 4 1 Marketing 32 15 10 FDIC assessment 21 13 13 Intangible asset amortization 13 4 6 OREO expense, net 3 1 1 Other expense 159 71 53 Total noninterest expense $ 1,082 $ 358 $ 331 Merger-related charges (a) 189 189 144 Impact of First Niagara 140 140 140 Total noninterest expense, excluding merger-related charges (b) and First Niagara $ 753 $ 29 $ 47 15 Noninterest Expense Noninterest Expense (a) Merger-related charges detail provided on slide 20 (b) Non-GAAP measure: see slides 27-28 for reconciliation Highlights Cash efficiency ratio, excluding merger-related charges (b)  Noninterest expense up 49%, or $358 MM (up 4% excl. FNFG and merger-related charges) – Growth largely reflects FNFG acquisition – Higher performance-based compensation – Increased FDIC assessment Merger-related charges (a) vs. Prior Year vs. Prior Quarter Total Noninterest Expense $ in millions 67% 65% 65% 50% 55% 60% 65% 70% 75% 80% 85% 90% 0 200 400 600 800 1000 $1,082 $751 $45 $189 $724 2Q16 3Q163Q15  3Q16 noninterest expense of $1.1 B included $140 MM from FNFG as well as $189 MM of merger-related charges  Intangible asset amortization expense of $6 MM associated with FNFG acquisition  Noninterest expense up 44%, or $331 MM (up 7% excl. FNFG and merger-related charges) – Growth largely reflects FNFG acquisition – Higher performance-based compensation – Increased FDIC assessment Expense comparisons reflect merger-related charges of $189 MM in 3Q16, compared to $45 MM in 2Q16 (no merger-related charges in 3Q15) FNFG $140

$41 $44 $45 $59 .27% .23% .00% .20% .40% .60% .80% 1.00% $0 $30 $60 $90 $120 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 $400 .67% .85% .00% .40% .80% 1.20% 1.60% 2.00% $0 $200 $400 $600 $800 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 16 Nonperforming Loans Net Charge-offs & Provision for Credit Losses NPLs NPLs to period-end loans NCOs Provision for credit losses NCOs to average loans $ in millions Credit Quality Highlights  Net loan charge-offs of $44 MM (including $2 MM from FNFG) – 23 basis points of average loans: below targeted range  FNFG contributed $150 MM to 3Q16 NPLs  Excluding FNFG, nonperforming loans decreased $46 MM, or 7%, from 2Q16  3Q16 provision expense includes $18 MM of impact from FNFG, $12 MM of which is related to the purchased credit card portfolio Allowance for Loan and Lease Losses Allowance for loan and lease losses to NPLs Allowance for loan and lease losses $ in millions $790 $865 198% 120% 0% 50% 100% 150% 200% 250% $600 $700 $800 $900 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 $ in millions 3Q16 FNFG impact to provision: $18 MM, which includes $12 MM related to the purchased credit card portfolio FNFG $723 $150

17  Strong capital position with Common Equity Tier 1 ratio of 9.55% (b) at 9/30/16  Resumed share repurchases following completion of the First Niagara acquisition ‒ Repurchased $65 MM in common shares during 3Q16  Common Equity Tier 1 ratio under fully phased- in Regulatory Capital Rules (c): 9.39% at 9/30/16 Tangible Common Equity to Tangible Assets (a) Highlights (a) Non-GAAP measure: see slides 27-28 for reconciliation (b) 9-30-16 figures estimated (c) The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.” 10.47% 9.55% 6.00% 8.00% 10.00% 12.00% 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 9.90% 8.26% 0.00% 2.50% 5.00% 7.50% 10.00% 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Common Equity Tier 1 (a), (b) Capital

Outlook and Expectations 18(a) Outlook provided as of October 25, 2016, includes the impact of First Niagara Average Earning Assets • Average loans reflect one additional month of First Niagara and continued core portfolio growth • Investment portfolio relatively stable from 3Q16 period-end Net Interest Income • One additional month of impact from First Niagara • Further refinement of purchase accounting marks and resulting accretion expected Noninterest Income • One additional month of impact from First Niagara • Investment banking and debt placement fees: FY 2016 stable-to-slightly higher than FY 2015 Noninterest Expense • One additional month of First Niagara and amortization expense • Elevated levels of merger-related charges to continue Credit Quality • Net charge-offs relatively stable with 3Q16 • Provision expected to slightly exceed net charge-offs 4Q16 KEY Outlook (a) Guidance range: Relatively stable: + /- 2%

19 Appendix

3Q16 2Q16 1Q16 4Q15 Net interest income $ (6) - - - Operating lease income and other leasing gains $ (2) - - - Other income (10) - - - Noninterest income $ (12) - - - Personnel expense (a) $ 97 $ 35 $ 16 - Business services and professional fees $ 32 $ 5 $ 7 $ 5 Computer processing 15 - - - Marketing 9 3 1 - All other nonpersonnel 36 2 - 1 Total nonpersonnel expense $ 92 $ 10 $ 8 $ 6 Total merger-related charges $ 207 $ 45 $ 24 $ 6 EPS impact $ (.14) $ (.04) $ (.02) - 20 FNFG Merger-related Charges $ in millions Increase / (Decrease) (a) Personnel expense includes severance, technology development related to systems conversions, and fully-dedicated personnel for merger and integration efforts

First Niagara: Additional Transaction Detail 21 Impacts reflected within Key’s 3Q16 results Consideration Cash consideration paid for First Niagara common shares $ 811 Key common shares issued, in dollars, and cash paid in-lieu of fractional shares (a) 2,831 Exchange of First Niagara preferred stock for KeyCorp preferred stock 350 Total consideration paid $ 3,992 Common shares issued (outstanding) 240 MM Purchase Accounting (Estimated) Fair value adjustments to loans acquired, net of unearned income $ 686 Fair value adjustment to interest-bearing deposits acquired 59 Intangible assets related to the merger 383 Core deposit intangible 356 Fair value of net assets acquired $ 2,572 Goodwill recorded 1,420 Branch Divestiture Adjustments Loans associated with branch divestitures 439 Deposits associated with branch divestitures $ 1,645 (a) Based on a KeyCorp stock price of $11.70 on 7/29/2016 $ in millions

Interest Rate Risk Management

Reflects the impact of the First Niagara acquisition, which became effective on 8/1/2016

Naturally Asset Sensitive Balance Sheet

Loan Portfolio

9/30/16



Fixed: 34%
Variable: 66%

Deposits

9/30/16



CDs: 10%
Noninterest-bearing: 31%
Interest-bearing, non-time: 59%

Investment Portfolio



$29.5 B
AFS: $20.5 B
HTM: $9.0 B
9/30/16

- High quality
- Fixed rate agency MBS and CMOs
- Average maturity: 3.7 years
- GNMAs total 44% of portfolio
- Reinvesting cash flows into HQLAs, including GNMAs

Balance sheet has relatively short duration and is impacted by both short and intermediate-term interest rates

Actively Managing Rate Risk

- **Maintained moderate asset sensitive position of ~2%** [(a)]
  - Assumes 200 basis point increase in short and intermediate-term rates over a 12-month period
- **Utilize swaps for debt hedging and asset liability management**
  - Fairly even pace of A/LM swap maturities
  - $0.7 B A/LM swaps scheduled to mature by year end 2016

Swaps (*$ in B*)	9/30/16 Notional Amt.	Wtd. Avg. Maturity (Yrs.)	Receive Rate	Pay Rate
A/L Management	$ 14.3	2.0	1.0%	.5%
Debt	8.5	3.3	1.6	.5
	$ 22.8	**2.5**	**1.2%**	**.5%**

Flexibility to Adjust Rate Sensitivity with Swaps



Size of swap portfolio
Modeled asset sensitivity
$8.5
8%
$22.8 B
$8.5
$14.3
~2%
9/30/16
$8.5
$20.3
0%
Debt hedges
A/LM hedges

Flexibility to adjust rate sensitivity for changes in balance sheet growth/mix as well as interest rate outlook

Note: Loan, deposit and investment portfolio balances reflect period-end balances
(a) Preliminary estimate

22

23 Credit Quality Trends Criticized Outstandings (a) to Period-end Total LoansDelinquencies to Period-end Total Loans (a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition (b) From continuing operations 30 – 89 days delinquent 90+ days delinquent .45% .37% .09% .06% .00% .25% .50% 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 3.0% 3.4% .0% 2.0% 4.0% 6.0% 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 Metric (b) 3Q16 2Q16 1Q16 4Q15 3Q15 Delinquencies to EOP total loans: 30-89 days .37% .33% .39% .35% .45 % Delinquencies to EOP total loans: 90+ days .06 .11 .12 .12 .09 NPLs to EOP portfolio loans .85 1.00 1.12 .65 .67 NPAs to EOP portfolio loans + OREO + Other NPAs .89 1.03 1.14 .67 .69 Allowance for loan losses to period-end loans 1.01 1.38 1.37 1.33 1.31 Allowance for loan losses to NPLs 119.6 138.0 122.2 205.7 197.5 Continuing operations Continuing operations

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs [b] / average loans (%)	Nonperforming loans [c]	Ending allowance [d]	Allowance / period-end loans [d] (%)	Allowance / NPLs (%)
	9/30/16	3Q16	3Q16	3Q16	9/30/16	9/30/16	9/30/16	9/30/16
Commercial, financial and agricultural [a]	$ 39,433	$ 37,318	$ 15	.16%	$ 335	$ 517	1.31%	154.33%
Commercial real estate:								
Commercial Mortgage	14,979	12,879	(1)	.03	32	139	.93	434.38
Construction	2,189	1,723	8	1.85	17	17	.78	100.00
Commercial lease financing	4,783	4,508	5	.44	13	45	.94	346.15
Real estate – residential mortgage	5,509	4,453	-	-	72	15	.27	20.83
Home equity	12,757	11,968	2	.07	225	64	.50	28.44
Credit cards	1,084	996	8	3.20	3	39	3.60	N/M
Consumer direct loans	1,764	1,666	5	1.19	2	18	1.02	900.00
Consumer indirect loans	3,030	2,186	2	.36	24	11	.36	45.83
Continuing total [e]	**$ 85,528**	**$ 77,697**	**$ 44**	**.23%**	**$ 723**	**$ 865**	**1.01**	**119.64%**
Discontinued operations	1,628	1,653	3	.72	5	18	1.11	360.00
Consolidated total	**$ 87,156**	**$ 79,350**	**$ 47**	**.24%**	**$ 728**	**$ 883**	**1.01**	**121.29%**

N/M = Not meaningful

(a) 9-30-16 ending loan balance includes $117 million of commercial credit card balances; 9-30-16 average loan balance includes $107 million of assets from commercial credit cards
(b) Net loan charge-off amounts are annualized in calculation
(c) 9-30-16 NPL amount excludes $959 million of purchased credit impaired loans
(d) 9-30-16 allowance by portfolio is estimated
(e) 9-30-16 ending loan balance includes purchased loans of $22.4 billion, of which $959 million were purchased credit impaired

24

Home Equity Portfolio

Highlights

- High quality portfolio
- 54% first lien position
- Average FICO score of 768
- Average CLTV at origination: 70%
- $5.3 billion of the total portfolio are fixed rate loans that require principal and interest payments; $7.4 billion are lines
- $1.4 billion in lines outstanding (11% of the total portfolio) come to end of draw period in the next three years

Home Equity Portfolio – 9/30/16

$ in millions, except average loan size

	Loan Balances	Average Loan Size ($)	Average FICO	Average CLTV (a)	% of Loans CLTV>90%	Vintage (% of Loans): 2012 and later	2011	2010	2009	2008 and prior
Loans and lines										
First lien	$ 6,909	$ 67,147	771	67 %	.5 %	65 %	4 %	3 %	2 %	26 %
Second lien	5,848	41,765	764	75	3.2	49	4	3	3	41
Total home equity portfolio	**$ 12,757**									
Nonaccrual loans and lines										
First lien	$ 114	$ 60,904	720	72 %	2.2 %	19 %	5 %	4 %	5 %	67 %
Second lien	111	43,741	705	78	2.9	12	3	4	4	77
Total home equity nonaccruals	**$ 225**									
Third quarter net charge-offs (NCOs)										
Total home equity portfolio	$ 2									
% of average loans	.07 %									

CLTV = Combined weighted-average loan-to-value ratio

(a) Average CLTVs are at origination; current average CLTVs for Community Bank total home equity loans and lines is approximately 64%, which compares to 65% at the end of the second quarter of 2016

25

Oil & Gas 26 Longstanding history, expertise and relationships  Total commitments of $3.1 B, including upstream commitments of $1.7 B  Upstream portfolio is primarily secured by proven, developed and producing reserves Total Loans Outstanding, 9/30/16  Portfolio performing in-line with expectations  Reserve coverage: 8% of outstanding oil and gas loans at period-end Oil & Gas: 1% Other: 99% Oil & Gas Outstanding Balances, 9/30/16 Oilfield Services Upstream: 56%, $0.7 B Midstream: 32%, $0.4 B Downstream: 12%, $0.1 B $44 MM Oil & Gas $1.2 B No material change in composition or size from the acquisition of First Niagara

GAAP to Non-GAAP Reconciliation

$ in millions	Three months ended 9-30-16	6-30-16	3-31-16	12-31-15	9-30-15
Tangible common equity to tangible assets at period end					
Key shareholders' equity (GAAP)	$ 14,996	$ 11,313	$ 11,066	$ 10,746	$ 10,705
Less: Intangible assets [(a)]	2,855	1,074	1,077	1,080	1,084
Preferred Stock, Series A [(b)]	1,156	281	281	281	281
Tangible common equity (non-GAAP)	$ 10,985	$ 9,958	$ 9,708	$ 9,385	$ 9,340
Total assets (GAAP)	$ 135,805	$ 101,150	$ 98,402	$ 95,133	$ 95,422
Less: Intangible assets [(a)]	2,855	1,074	1,077	1,080	1,084
Tangible common equity to tangible assets ratio (non-GAAP)	$ 132,950	$ 100,076	$ 97,325	$ 94,053	$ 94,338
Tangible common equity to tangible assets ratio (non-GAAP)	8.26%	9.95%	9.97%	9.98%	9.90%
Common Equity Tier 1 at period end					
Key shareholders' equity (GAAP)	$ 14,996	$ 11,313	$ 11,066	$ 10,746	$ 10,705
Less: Preferred Stock, Series A [(b)]	1,156	281	281	281	281
Common Equity Tier 1 capital before adjustments and deductions	13,840	11,032	10,785	10,465	10,424
Less: Goodwill, net of deferred taxes	2,451	1,031	1,033	1,034	1,036
Intangible assets, net of deferred taxes	256	30	35	26	29
Deferred tax assets	1	1	1	1	1
Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes	99	129	70	(58)	54
Accumulated gains (losses) on cash flow hedges, net of deferred taxes	39	77	46	(20)	21
Amounts in accumulated other comprehensive income (loss) attributed to pension and postretirement benefit costs, net of deferred taxes	(359)	(362)	(365)	(365)	(385)
Total Common Equity Tier 1 capital [(c)]	$ 11,353	$ 10,126	$ 9,965	$ 9,847	$ 9,668
Net risk-weighted assets (regulatory) [(c)]	$ 118,922	$ 91,195	$ 90,014	$ 89,980	$ 92,307
Common Equity Tier 1 ratio (non-GAAP) [(c)]	9.55%	11.10%	11.07%	10.94%	10.47%
Noninterest expense excluding merger-related charges					
Noninterest expense (GAAP)	$ 1,082	$ 751	$ 703	$ 736	$ 724
Less: Merger-related charges	189	45	24	6	-
Noninterest expense excluding merger-related charges (non-GAAP)	$ 893	$ 706	$ 679	$ 730	$ 724
Earnings per common share (EPS) excluding merger-related charges					
EPS from continuing operations attributable to Key common shareholders – assuming dilution	$ .16	$ .23	$ .22	$ .27	$ .26
Add: EPS impact of merger-related chrges	.14	.04	.02	-	-
EPS from continuing operations attributable to Key common shareholders excluding merger-related charges (non-GAAP)	$ .30	$ .27	$ .24	$ .27	$ .26

(a) Three months ended 9/30/16, 6/30/16, 3/31/16, 12/31/15, and 9/30/15, exclude $51 million, $36 million, $40 million, $45 million, and $50 million, respectively, of period-end purchased credit card receivables
(b) Net of capital surplus
(c) 9/30/16 amount is estimated

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GAAP to Non-GAAP Reconciliation (continued)

$ in millions	Three months ended 9-30-16	6-30-16	3-31-16	12-31-15	9-30-15
Pre-provision net revenue excluding merger-related charges					
Net interest income (GAAP)	$ 780	$ 597	$ 604	$ 602	$ 591
Plus: Taxable-equivalent adjustment	8	8	8	8	7
Noninterest income	549	473	431	485	470
Less: Noninterest expense excluding merger-related charges (non-GAAP)	893	706	679	730	724
Pre-provision net revenue from continuing operations excluding merger-related charges (non-GAAP)	$ 444	$ 372	$ 364	$ 365	$ 344
Return on average assets excluding merger-related charges					
Net income (loss) from continuing operations attributable to Key (GAAP)	$ 171	$ 199	$ 187	$ 230	$ 222
Add: Merger-related charges after tax	132	28	15	4	-
Net income (loss) from continuing operations attributable to Key excluding merger-related charges after tax (non-GAAP)	$ 303	$ 227	$ 202	$ 234	$ 222
Average total assets from continuing operations	$ 123,469	$ 97,413	$ 94,477	$ 94,117	$ 92,649
Return on average assets excluding merger-related charges (non-GAAP)	.98%	.94%	.86%	.99%	.95%
Cash efficiency ratio					
Noninterest expense (GAAP)	$ 1,082	$ 751	$ 703	$ 736	$ 724
Less: Intangible asset amortization	13	7	8	9	9
Adjusted noninterest expense (non-GAAP)	$ 1,069	$ 744	$ 695	$ 727	$ 715
Less: Merger-related charges	189	45	24	6	-
Adjusted noninterest expense excluding merger-related charges (non-GAAP)	$ 880	$ 699	$ 671	$ 721	$ 715
Net interest income (GAAP)	$ 780	$ 597	$ 604	$ 602	$ 591
Plus: Taxable-equivalent adjustment	8	8	8	8	7
Noninterest income	549	473	431	485	470
Total taxable-equivalent revenue (non-GAAP)	$ 1,337	$ 1,078	$ 1,043	$ 1,095	$ 1,068
Plus: Merger-related charges	18	-	-	-	-
Adjusted noninterest income excl. merger-related charges (non-GAAP)	$ 1,355	$ 1,078	$ 1,043	$ 1,095	$ 1,068
Cash efficiency ratio (non-GAAP)	80.0%	69.0%	66.6%	66.4%	66.9%
Cash efficiency ratio excluding merger-related charges (non-GAAP)	64.9%	64.8%	64.3%	65.8%	66.9%

(a) The months ended 9/30/16, 6/30/16, 3/31/16, 12/31/15, and 9/30/15, exclude $47 million, $38 million, $42 million, $47 million, and $52 million, respectively, of average purchased credit card receivables

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